UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ___)


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    (as Permitted by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement

|_| Definitive Additional Materials

|X| Soliciting Material Under Rule 14a-12


                                InterTAN, Inc.
 ----------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


 ----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

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                                     * * *


                                 NEWS RELEASE

FOR IMMEDIATE RELEASE

TORONTO, Sept. 5, 2003 -- InterTAN, Inc. (NYSE:ITN; TSX:ITA), a leading consumer electronics retailer of both private label and internationally branded products, today announced that it would hold its 2003 Annual Meeting of Stockholders on December 5, 2003, beginning at 10:00 a.m., local time, in Barrie, Ontario. Stockholders of record at the close of business on October 7, 2003 will be entitled to notice of, and to vote at, the Annual Meeting.

In addition, Brian E. Levy, President and Chief Executive Officer of InterTAN, Inc. (the "Company"), has sent the letter attached as Exhibit A to this press release to Emanuel R. Pearlman, Liberation Investments L.P. and Liberation Investments Ltd.

The Company, headquartered in Toronto, operates through approximately 960 company retail stores and dealer outlets in Canada under the trade names RadioShack(R), Rogers AT&T Wireless Communications Express(R) and Battery Plus(R).

Certain information disclosed in this press release, including, among others, statements regarding the Company's future performance, and the Company in general, constitutes forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, consumer demand and preferences, product availability, development of new technology, general economic conditions, and other risks indicated in filings with the Securities and Exchange Commission such as the Company's previously filed periodic reports, including its Annual Report on Form 10-K for the 2003 fiscal year. In particular, there can be no assurances that the strategic transactions described in Exhibit A to this press release will be effected.

The Company plans to file with the Securities and Exchange Commission and mail a proxy statement to its stockholders containing information about the company and certain proposals to be presented to a vote of stockholders at its 2003 Annual Meeting. STOCKHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the proxy statement and other relevant documents at either www.sec.gov or www.intertan.com.

This release is not a proxy statement. The Company and the directors and certain of the executive officers of the Company may be deemed to be participants in the solicitation of proxies in respect of electing the board of directors of the Company at the 2003 Annual Meeting of stockholders of the Company. Those executive officers and directors of the Company are: Ron G. Stegall, William C. Bousquette, W. Darcy McKeough, James T. Nichols, Brian E. Levy, Ean G. Daoust, Jeffrey A. Losch and James P. Maddox.

Those executive officers and directors have interests in the solicitation from their beneficial ownership of the common stock of the Company. Additional information with respect to the beneficial ownership of those executive officers and directors of the Company common stock is set forth immediately below:


Name                                                                                          Shares(1)
Ron G. Stegall, Director, Chairman of the Board                                                 87,500
William C. Bousquette, Director                                                                 107,100
W. Darcy McKeough, Director                                                                     75,000
James T. Nichols, Director and Vice Chairman                                                    184,159
Brian E. Levy, Director, President and Chief Executive Officer                                  515,266
Ean G. Daoust, Vice President                                                                   24,912
Jeffrey A. Losch, Senior Vice President, Secretary and General Counsel                          38,750
James P. Maddox, Vice President and Chief Financial Officer                                     32,202


(1) Includes shares subject to options that may be exercised within 60 days of the date of this press release.

The Company's non-executive directors also receive customary compensation from the Company in exchange for their services as directors.

                                   EXHIBIT A

                         [Letterhead of Brian E. Levy]

                               September 5, 2003

Liberation Investments L.P.
Liberation Investments Ltd.
c/o Libra Securities Group, LLC
11766 Wilshire Boulevard, Suite 870
Los Angeles, CA 90025

Attention:  Mr. Emanuel R. Pearlman

Dear Mr. Pearlman:

         We understand from your recent press releases and SEC filings that you beneficially own 5.2% of InterTAN's outstanding stock and that you intend to nominate two persons for election to InterTAN's board, "to urge the board to pursue a strategy . . . involv[ing] . . . a sale of the Company's business or the conversion of the Company to a Canadian income trust".

         InterTAN's board for some time actively has been exploring and continues to explore both those alternatives. Further to the meeting Jim Maddox and I had with you in July at your offices in New York, we invite you to meet with us at our offices so that we can make a full presentation to you, your nominees and your advisors detailing our past and continuing efforts in that regard. Participating in the presentation will be our senior management, including me, as well as our outside advisors who have been assisting our evaluation of those alternatives, including our U.S. law firm, our Canadian law firm and our financial advisor. We envision the presentation lasting 1/2 a day, during which we propose to lay out our current thinking about the various contractual, tax and other complexities involved in pursuing those alternatives. And, of course, we would welcome the opportunity to get the benefit of your and your nominees' suggestions. We envision the presentation occuring the week of September 22 or at another mutually convenient time.

         In order to permit us to comply with Regulation FD in connection with this presentation, please sign and return to us the attached confidentiality agreement. Please note that it is in customary form and specifically does not include any "standstill" obligation on your part. To the extent that your lawyers have any concerns about the confidentiality agreement, please have them contact our lawyers at the address below. Although our presentation, to the extent it includes material non-public information, may temporarily restrict your ability to trade our stock, it may do so no more than would the election of your nominees to our board.

         We look forward to your response, and to meeting with you and discussing ways to maximize value for all InterTAN stockholders.

                                         Very truly yours,

                                         /s/ Brian E. Levy

                                         Brian E. Levy
                                         President and Chief Executive Officer
                                         InterTAN, Inc.


Encl.


Copies w/encl. to Mr. Dennis J. Block
                      Cadwalader, Wickersham & Taft LLP
                      100 Maiden Lane
                      New York, NY 10038

                      Mr. Scott M. Freeman
                      Sidley Austin Brown & Wood LLP
                      787 Seventh Avenue
                      New York, NY 10019

                               September 5, 2003

CONFIDENTIAL
------------

InterTAN, Inc.
279 Bayview Drive
Barrie, Ontario
Canada  L4M RW5

                           Confidentiality Agreement
                           -------------------------

Ladies and Gentlemen:

         In the course of discussions with you relating to strategic alternatives being considered by InterTAN, Inc. (the "Company"), we anticipate that the Company will furnish us with oral and written information regarding the Company. In consideration of the Company's agreement to furnish us with such information (all such information, whether furnished to us prior to or after the date of this letter agreement (this "Agreement"), is referred to herein as the "Confidential Material"), we agree to the following:

         1. The Confidential Material shall be kept confidential by us and shall not be disclosed by us to any person, except that we may disclose the Confidential Material or portions thereof to those of our accountants, investment bankers, lawyers, employees, nominees for election to the board of directors of the Company and representatives (the persons to whom such disclosure is permissible being collectively called "Representatives") who need to know such information solely for the purpose of assisting us (provided, however, that we will not disclose the Confidential Material or any portion thereof to such Representatives unless such Representatives are informed our obligations hereunder and of the confidential nature of the Confidential Material and such Representatives agree to maintain such Confidential Material in confidence). We agree to be liable for any breach of this agreement by any Representative, as if such Representative were a party hereto with our obligations hereunder. In the event that we or any of our Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Material, we shall provide you with prompt written notice of such compulsion prior to making any disclosure so that you may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, we shall furnish only that portion of the Confidential Material which is legally required to be provided and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Material.

         2. The term "Confidential Material" does not include any information that (a) at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure in violation of this Agreement directly or indirectly by us or our Representatives), (b) was available to us on a non-confidential basis from a source other than you or your representatives, so long as such source was not bound by a confidentiality agreement regarding you, or (c) has been independently acquired or developed by us without violating any of our obligations under this Agreement.

         3. Upon your request, we will destroy or return to you all copies of the Confidential Material in our possession or in the possession of our Representatives except that our legal counsel may, subject to all other terms of this Agreement, retain in its files a copy of any Confidential Material solely for use in the resolution of any disputes between you and us.

         4. We understand and acknowledge that you are not making any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Material or of any other information concerning the Company provided or prepared by or for you, and you will have no liability to us or any other person resulting from the use of the Confidential Material or any such other information.

         5. Each party agrees that the Company does not have any obligation to pursue any strategic alternative by virtue of this Agreement or any other written or oral expression with respect to any such strategic alternative. We agree that the Company does not have any obligation of any kind whatsoever to furnish us with any particular Confidential Material that we have requested or may request.

         6. We hereby acknowledge that we are aware, and, as applicable, we have advised our Representatives, that United States and Canadian securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consequently, we agree that neither we nor our Representatives shall purchase or sell any securities, or make any communications, in violation of such securities laws.

         7. Each party agrees that, in the event of any breach of the provisions of this Agreement, the other party shall be entitled to equitable relief, including in the form of injunctions or orders for specific performance, in addition to all other remedies available to the other party at law or in equity. We agree that money damages would not be a sufficient remedy for any breach of this Agreement by us. No delay or failure by either party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single waiver or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. We agree that in the event that the Company enforces our obligations hereunder, we shall reimburse the Company for all costs and expenses, including attorney's fees, incurred by the Company in that regard.

         8. The term "person" as used in this Agreement will be interpreted broadly to include, without limitation, any governmental authority, corporation, company, partnership, limited liability company, joint venture or individual.

         9. This Agreement shall terminate three years after the date hereof.

         This agreement is for the benefit solely of the parties hereto and will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         If you agree with the foregoing, please sign and return a copy of this letter, which will constitute our agreement with respect to the subject matter of this letter.

                                         Very truly yours,



                                         ------------------------------------
                                              Name:  Emanuel R. Pearlman

                                         LIBERATION INVESTMENTS L.P.


                                         By:
                                              ------------------------------
                                                  Name:
                                                  Title:

                                         LIBERATION INVESTMENTS LTD.


                                         By:
                                              ------------------------------
                                                  Name:
                                                  Title:


Accepted and agreed as of the date written above:

INTERTAN, INC.


By:
     -------------------------
         Name:
         Title: